UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of report (Date of earliest event reported)        February 19, 2004
                                                  ----------------------------


                          Security Federal Corporation
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            (Exact Name of Registrant as Specified in Charter)


      South Carolina                 0-16120                57-0858504
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(State or Other Jurisdiction      (Commission             (I.R.S. Employer
of Incorporation)                  File Number)           Identification No.)


  1705 Whiskey Road South, Aiken, South Carolina                29801
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     (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code        (803) 641-3000
                                                    --------------------------


                                Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On February 19, 2004, Security Federal Corporation issued a press release announcing that it completed the sale of its Denmark, South Carolina branch office to South Carolina Bank and Trust, N. A. of Orangeburg, South Carolina. For further information see the Company's press release attached hereto as
Exhibit 99.1, which is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits

              99.1 News Release of Security Federal Corporation dated February 19, 2004.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 23, 2004              SECURITY FEDERAL CORPORATION


                                     /s/ Roy G. Lindburg
                                     --------------------------------------
                                     Roy G. Lindburg
                                     Treasurer and Chief Financial Officer

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                                   Exhibit 99.1

                       News Release Dated February 19, 2004

NEWS RELEASE

                           SECURITY FEDERAL CORPORATION
                           ----------------------------
                        ANNOUNCES COMPLETION OF BRANCH SALE
                        -----------------------------------

AIKEN, S.C.--(BUSINESS WIRE)--Feb. 19, 2004--Security Federal Corporation (OTCBB: SFDL - News), the holding company for Security Federal Bank, today announced that it completed the sale of its Denmark, South Carolina branch office to South Carolina Bank and Trust, N. A. of Orangeburg, South Carolina. Security Federal Bank entered into a purchase agreement with South Carolina Bank and Trust, N.A. for the sale of the branch on November 14, 2003.

The branch sale included approximately $13.6 million in deposits, $1.9 million in loans, and the branch building, furniture, and equipment. Security Federal netted approximately $925,000 in after tax gain on the transaction, or $0.37 per basic share and $0.36 per dilutive share.

On January 23, 2004, Security Federal Corporation reported net income for the nine-month period ended December 31, 2003 increased 10.5% to $2.7 million or $1.08 per basic share, compared to $2.5 million or $0.98 per basic share for the nine months ended December 31, 2002. Total assets reached $527.8 million at December 31, 2003.

Security Federal Bank has 11 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia. The Lexington branch office opened in August 2003. The Bank plans to open a full service branch in Irmo, South Carolina during calendar year 2004. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

Security Federal Corporation's common stock trades on the Over-The-Counter Bulletin Board under the symbol SFDL. Its market makers include Sterne, Agee, & Leach, Inc., Trident Securities, Inc., A.G. Edwards and Sons, Inc., Monroe Securities, Inc., and Hill, Thompson, Magid, L.P.

Safe Harbor Clause: Except for historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include those related to the economic environment, particularly in the region where Security Federal Corporation operates, competitive products and pricing, fiscal and monetary policies of the U.S. government, acquisitions and the integration of acquired businesses, ability to retain key employees, credit risk management, change in government regulations affecting financial institutions, and other risks and uncertainties discussed from time to time in Security Federal Corporation's SEC filings including its 2003 Form 10-K. Security Federal Corporation disclaims any obligations to publicly announce future events or developments which affect forward-looking statements herein.

Contact:

  Security Federal Corporation
  Roy Lindburg, 803-641-3070

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